                      SECURITIES AND EXCHANGE COMMISSION
                                      8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported)  March 11, 1997
                                   --------------



TELEPORT COMMUNICATIONS GROUP INC.
(Exact Name of Registrant as specified in its Charter)






Delaware                           0-20913           13-3173139
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(State or Other jurisdiction of    (Commission       (IRS Employer of
Incorporation)                     File Number)      Identification No.)



One Teleport Drive, Staten Island, New York          10311
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(Address of Principal Executive Offices)             (Zip Code)



Registrant's telephone number including area code    (718) 355-2000

ITEM 5. OTHER EVENTS

THE FOLLOWING IS A PRESS RELEASE DISTRIBUTION AS OF MARCH 11, 1997

FOR IMMEDIATE RELEASE

            TELEPORT COMMUNICATIONS GROUP TO ACQUIRE REMAINING 50.1 PERCENT OF BIZTEL COMMUNICATIONS WHICH PROVIDES 38 GHZ
                        WIRELESS SERVICES IN  48 STATES


NEW YORK, NY -- Teleport Communications Group Inc. (NASDAQ/NM: TCGI) today announced an agreement to acquire the remaining 50.1 percent interest in BizTel Communications, Inc. that it does not already own in exchange for 1.667 million shares of TCG Class A Common Stock. BizTel Communications is the holding company for BizTel, Inc., which is providing high quality broadband 38 GHz wireless services in 48 states.

"BizTel's geographic coverage and a powerful new communications technology provide a superb fit with TCG's existing fiber optic-based networks," said Bob Annunziata, Chairman, President and Chief Executive Officer of TCG. "After the successful completion of this acquisition, TCG will be the only competitor to the ILECs to employ both fiber and wireless technologies to provide high quality services on net, not only in TCG's existing markets where we operate now, but in brand new markets and new geographic areas.

"TCG already has the largest number of route miles of fiber optic cable, the most number of buildings on net, is the only consecutively positive EBITDA (earnings before interest, taxes, depreciation and amortization) producing company competing with the ILECs, and to top it off, we will become the major player in 38 GHz services," Annunziata said.

Under a previous agreement with the owners of privately held BizTel Communications, Inc., TCG owns 49.9 percent of BizTel Communications, Inc. The latest agreement with BizTel Communications, Inc. gives TCG the option to acquire 100 percent ownership. The agreement is subject to both Hart-Scott-Rodino and FCC approvals, and becomes effective after July 15, 1997 when either party can exercise the option.

"We are excited about the possibilities TCG offers us," said Mark Foster, Chairman and Chief Executive Officer of BizTel Communications, Inc. "We see this relationship as the logical extension of an innovative application of new wireless technology married to TCG's array of private line and switched, voice, video and data services."

Under currently held FCC licenses, BizTel Inc. operates 38 GHz facilities in more than 150 of the top markets in the country. TCG already resells BizTel services in several markets.

TCG is the nation's first and largest competitive local exchange carrier, serving 57 major markets. With the addition of eight new networks scheduled for completion by the end of 1997, TCG's fiber optic networks will serve 65 major markets, representing nearly 70 percent of the nation's business telecommunications market. Many of the remaining markets will be addressable through BizTel.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.





Dated:  March 19, 1997        By: /s/ Maria Terranova-Evans
                                  ------------------------------

                                Name:   Maria Terranova-Evans
                                Title:  Vice President and Controller
                                        (Principal Accounting Officer)